Exhibit 99.1

Climb Bio, Inc. Announces $110.0 Million Private Placement

WELLESLEY HILLS, Mass., April 28, 2026 (GLOBE NEWSWIRE) — Climb Bio, Inc. (Nasdaq: CLYM), a clinical-stage biotechnology company developing therapeutics for immune-mediated diseases, today announced that it has entered into a securities purchase agreement with a select group of institutional accredited investors to sell securities in a private placement for aggregate gross proceeds of approximately $110.0 million, before deducting placement agent fees and other offering expenses. The private placement is expected to close on or about April 29, 2026, subject to the satisfaction of customary closing conditions.

The private placement included participation from new and existing shareholders including Adage Capital Partners, L.P., ADAR1 Capital Management, Affinity Asset Advisors, LLC, Ally Bridge Group, Cormorant Asset Management, Driehaus Capital Management, Great Point Partners, LLC, RA Capital Management, Redmile, Sirenia Capital Management LP, Woodline Partners LP, and other institutional investors.

Leerink Partners and Piper Sandler are acting as lead placement agents in the private placement. Raymond James, BTIG, Baird, and H.C. Wainwright & Co. are also acting as placement agents in the private placement.

In the private placement, the Company is selling an aggregate of 9,481,000 shares of common stock at a purchase price of $9.50 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to 2,106,000 shares of common stock at a purchase price of $9.4999 per pre-funded warrant. Each pre-funded warrant will have an exercise price of $0.0001 per share and will be exercisable immediately subject to certain beneficial ownership limitations set by each holder, until exercised in full.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the pre-funded warrants issued in the private placement no later than 45 days after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Climb Bio, Inc.

Climb Bio, Inc. is a clinical-stage biotechnology company with a mission to deliver high impact, disease-modifying medicines for individuals living with immune-mediated diseases, including those affecting kidney health. The Company’s pipeline includes, budoprutug, an anti-CD19 monoclonal antibody that has potential to treat a broad range of B-cell mediated diseases, and CLYM116, an anti-APRIL monoclonal antibody being developed for IgA nephropathy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the anticipated closing of the private placement; the anticipated proceeds from the private placement; the anticipated timing for filing of a registration statement to register the resale of the shares and shares issuable upon exercise of pre-funded warrants to be issued and sold in the private placement; future expectations, plans and prospects for the Company; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working,” and similar expressions. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of the Company to timely and successfully achieve or recognize the anticipated benefits of its technology transfer and exclusive license agreement with Beijing Mabworks Biotech Co., Ltd.; changes in applicable laws or regulation; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; the Company’s ability to advance budoprutug and CLYM116 on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring boards; replicating in clinical trials positive results found in early-stage clinical trials and nonclinical studies; competing successfully with other companies that are seeking to develop treatments for primary membranous nephropathy, immune thrombocytopenia, systemic lupus erythematosus, IgA nephropathy and other immune-mediated diseases; maintaining or protecting intellectual property rights related to budoprutug, CLYM116 and/or its other product candidates; the outcome of any legal proceedings or other disputes; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug, CLYM116 and any other product candidates the Company may develop. For a discussion of other risks and uncertainties and other important factors, any of which could cause the Company’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law.

Investors and Media

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com